CONSENT OF INDEPENDENT ACCOUNTANT



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-46825) of Schick Technologies, Inc. of our report dated June 9, 1998 appearing on page F-2 of this Form 10-K.


/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
New York, New York
June 9, 1998